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                        JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW

     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                      TEL (716) 856-0600 FAX (716) 856-0432


                                                                       EXHIBIT 5

                                 October 8, 1999

Parkway Properties, Inc.
One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, Mississippi   39201

Ladies and Gentlemen:

            Re: Registration Statement on Form S-8 on Form S-3 under the Securities Act of 1933, covering the registration of 715,645 shares of common stock issued or reserved for issuance under Parkway Properties, Inc. Employee Excellence Recognition Plan, Parkway Properties, Inc. 1997 Non-Employee Directors' Stock Ownership Plan, Parkway Properties, Inc. 1994 Stock Option and Long Term Incentive Plan and Parkway Properties, Inc. 1991 Directors Stock Option Plan, as amended (collectively, the "Plans")
                     -----------------------------------------------------


                  As your counsel we have examined the above-referenced Registration Statement and we are familiar with the documents referred to therein, as well as your Articles of Incorporation, as amended, Bylaws, as amended, and other relevant documents, and we have made such investigation with respect to your corporate affairs as we deemed necessary in order for us to render the opinion herein set forth.

                  We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by Parkway Properties, Inc. in connection with the authorization, issuance and sale of the above described shares of common stock (the "Common Stock"). In our opinion the Common Stock to be issued by Parkway Properties, Inc. under and in accordance with the Plans will be, when issued and paid for pursuant to the Plans and the Registration Statement and the exhibits thereto, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as an exhibit to the Registration Statement and reference to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                Very truly yours,




                     Buffalo, New York - Rochester, New York